SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 21, 2010
Date of Report

September 17, 2010
(Date of earliest event reported)

SUMOTEXT INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	4822	26-0319491
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1400 Cattlemen Road, Suite D, Sarasota, FL 34232
(Address of principal executive offices, including zip code)

(941) 377-0715
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 17, 2010, Sumotext Incorporated (the “Company”) consummated a Securities Purchase Agreement (the “Purchase Agreement”) with Timothy Miller, Jim Stevenson, Doug Cooper, Joe Miller, the brother of Timothy Miller, and Eric Woods, all greater than 5% shareholders of the Company (the “Selling Shareholders”) and Sebring Software LLC, a Florida limited liability company (“Sebring”), pursuant to which the Selling Shareholders sold 6,306,950 shares (the “Shares”) of the Company’s common stock (prior to giving effect to an eleven-to-one forward split of the Company’s common stock) to Sebring in exchange for $286,147 or $0.04537 per share (the “Purchase Price”).  The Shares represent approximately 81.1% of the issued and outstanding shares of the Company.  Mr. Miller is one of the Selling Shareholders and, at the time the Purchase Agreement was executed, was the sole officer and director of the Company. Additionally, certain other shareholders of the Company, including Eric Woods, Jim Stevenson and Sharon Miller, Timothy Miller’s Mother, who are greater than 5% shareholders of the Company also agreed to sell an aggregate of 1,406,856 shares of the Company’s common stock to unaffiliated third parties in private transactions in consideration for an aggregate of $63,830 or $0.04537 per share, which transaction has not closed to date, but which is a required term of the Purchase Agreement.

It is contemplated by the terms of the Purchase Agreement that moving forward the Company will acquire all of the membership interests of Sebring from the Sebring members in exchange for shares of the Company’s common stock (the “Exchange”) and the assets, liabilities and outstanding convertible securities of the Company as of September 17, 2010 will be transferred to a private company owned by Timothy Miller and Jim Stevenson (the “Spin-Off”, which transaction was documented by Mr. Miller’s, Mr. Stevenson’s, the Company’s and Sebring’s entry into a Spin-Off Agreement).  As of today’s date, a majority of the members of Sebring have not agreed to the Exchange and the Spin-Off has not been effected.

In addition, the Purchase Agreement provides for the appointment of a person designated by Sebring to the Company’s Board of Directors and the resignation of Timothy Miller from the Company’s board of directors.

Finally, pursuant to the terms of the Purchase Agreement, the Company is obligated to effect an eleven-to-one forward split of the Company’s common stock.  A copy of the Purchase Agreement and Spin-Off Agreement are attached as an Exhibit to this Form 8-K.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On September 17, 2010, the Company entered into the Purchase Agreement, pursuant to which Sebring acquired the Shares, which represent approximately 81.1% of the issued and outstanding capital stock of the Company in exchange for the Purchase Price.

Gallileo Asset Management loaned the funds to Sebring to acquire the Shares pursuant to the terms of a secured convertible debt agreement.

Pursuant to the terms of the Purchase Agreement, effective September 23, 2010, Leif Andersen was appointed as a director of the Company.

The following table sets forth certain information as of September 23, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Purchase Agreement and Spin-Off, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 1400 Cattlemen Road, Suite D, Sarasota, FL 34232.  The above totals and percentages do not take into account the Company’s pending 11:1 forward stock split as previously disclosed.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Percentage Beneficially Owned (1)(2)
Sebring Software, LLC (3)	6,306,950	81.1%

Leif Andersen(3), Director	6,306,950	81.1%
Tim Miller, Chief Executive Officer and Director	0	0%
2100 Riverdale, Suite 200 Little Rock, Arkansas 72202
Matthew Lozeau, Secretary 2100 Riverdale, Suite 200 Little Rock, Arkansas 72202	3,000	*%

Sharon Miller 38 Pamela Drive Little Rock, Arkansas 72227	552,420	7.7%

All officers and directors as a group (3 persons)	6,309,950	81.1%

* Less than 1%
(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 17, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Based on 7,779,806 shares of our common stock (includes the assumption of the exercise of all securities) outstanding immediately following the consummation of the Purchase Agreement, but before giving effect to an eleven-to-one forward split of shares of the Company’s common stock.

(3)
Mr. Andersen is the beneficial owner of approximately 42% of the membership interests of Sebring Software, LLC held by Thor Nor, LLC.  As the sole manager of Sebring, Mr. Andersen has the power to vote, but not to dispose of, the shares of the Company held by Sebring.

ITEM 5.02 DEPARTURE OF CERTAIN DIRECTORS OR OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

Pursuant to the terms of the Purchase Agreement, Mr. Miller appointed Leif Andersen, 54, as a director of the Company to serve until the next annual meeting of the shareholders of the Company.  Other than the Purchase Agreement, which provided that Mr. Miller would appoint Sebring’s designee as a director of the Company, there are no arrangements or understandings between Mr. Andersen and any other person pursuant to which he was selected as a director. Mr. Andersen is not currently or presently expected to be named to any committees of the board of directors of the Company.  Mr. Andersen is not a party to or a participant in any material plan, contract or arrangement in connection with the Purchase Agreement or his appointment as a director of the Company.

Appointment of Director

Following Mr. Andersen’s appointment to the Company’s board of directors, Mr. Andersen and  Mr. Miller serve as the Company’s board of directors.  Other than the Purchase Agreement, which provided that the Company’s new board of directors would appoint the officers of the Company, there are no arrangements or understandings between Mr. Andersen and any other person pursuant to which he was selected as an officer. Mr. Andersen is not a party to or a participant in any material plan, contract or arrangement in connection with the Purchase Agreement or his appointment as a director of the Company.

Mr Andersen has been the managing member of Sebring Software, LLC, a Florida limited liability company, since its inception in November of 2006.  Sebring Software, LLC is in the business of providing software integration solutions.  From 1987 to August 2006, Mr. Andersen was the President of Vermax, Inc., a Utah corporation that manufactured bathroom fixtures.  Mr. Andersen was born in Norway, was raised in Brasil and has worked in a number of western countries. Mr. Andersen studied Chemical Engineering at the Norwegian Institute of Technology from 1975-1979.  Subsequently, he has led companies in the hospitality industry, building materials, management consulting, high technology and energy markets.  Mr. Andersen began his business career with the Donovan Companies, St. Paul, Minnesota, USA.  While at Donovan he was involved with distribution of propane, natural gas, coal mining and other ventures. In addition Mr. Andersen was engaged in cogeneration projects and introducing new technology into natural gas air conditioning systems manufactured by Yazaki in Japan.  Mr. Andersen has been the CEO of 4 start ups and led companies with as many as 460 employees. Mr. Andersen served as liaison for the Norwegian Olympic Committee, was appointed and served as the Salt Lake City, UT Consul for the Kingdom of Norway from 1995 to 2004 and was made a Knight of the First Order by His Majesty King Harald V in 2002.

Mr. Andersen is the beneficial owner of Thor Nor, LLC, a member holding approximately 42% of the membership interests of Sebring.  On September 17, 2010, Sebring acquired 6,306,950 shares of the Company’s common stock from the Selling Shareholders in exchange for the Purchase Price, pursuant to the terms of the Purchase Agreement disclosed in Item 5.01, above.  As the sole manager of Sebring, Mr. Andersen has the power to vote, but not to dispose of, the shares acquired by Sebring under the terms of the Purchase Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number  Description of Exhibit

10.1*                     Securities Purchase Agreement

10.2*                     Spin-Off Agreement

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMOTEXT INCORPORATED

Date: September 24, 2010

/S/ Tim Miller
By:  Tim Miller, Chief Executive Officer and Director